Exhibit 99.3

DIAGEO PLC

DIAGEO CAPITAL PLC

OFFER TO EXCHANGE

Up to $1,000,000,000 aggregate principal amount of 7.375% Notes due 2014

(CUSIP No. 25243Y AN9)

for

Notes due 2020

pursuant to the Prospectus dated 14 April 2010

The Exchange Offer will expire at 5:00 p.m., New York City time, on 12 May 2010, unless extended (such date and time, as it may be extended, the Expiration Date).  In order to be eligible to receive the Early Exchange Premium (as defined below), holders of Old Notes (as defined below) must tender their Old Notes on or prior to 5:00 p.m., New York City time, on 27 April 2010, unless extended (such date and time, as it may be extended, the Early Exchange Date).  Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

To Our Clients:

Enclosed for your consideration is a prospectus, dated 14 April 2010 (as the same may be amended, supplemented or modified from time to time, the Prospectus), relating to the offer (the Exchange Offer) of Diageo plc (Diageo) and Diageo Capital plc (Diageo Capital) to exchange up to $1,000,000,000 aggregate principal amount of the 7.375% Notes due 2014 issued by Diageo Capital and guaranteed by Diageo (the Old Notes) for Notes due 2020 issued by Diageo Capital and guaranteed by Diageo (the New Notes) plus cash consideration, upon the terms and subject to the conditions described in the Prospectus.  Capitalized terms not defined herein have the meaning ascribed to them in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus.  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer.

For each $1,000 principal amount of Old Notes validly tendered on or prior to the Early Exchange Date, not validly withdrawn and accepted for exchange in accordance with the terms of the Exchange Offer, Diageo Capital and Diageo will issue $1,000 principal amount of New Notes and pay the ‘Total Cash Consideration’, which includes the Early Exchange Premium of $50.  Only holders who validly tender their Old Notes on or prior to the Early Exchange Date, who do not validly withdraw their tenders and whose tenders are accepted for exchange will receive the Total Cash Consideration.  Holders who validly tender their Old Notes after the Early Exchange Date and on or prior to the Expiration Date and who do not validly withdraw their tenders will receive, for each $1,000 principal amount of Old Notes we accept for exchange, $1,000 principal amount of New Notes plus the Total Cash Consideration and less the Early Exchange Premium.

Holders whose Old Notes are accepted for exchange will not receive payment for accrued but unpaid interest on the Old Notes from 15 January 2010, the most recent interest payment date on the Old Notes, to, but not including, the Settlement Date (the Accrued Interest). Rather, the New Notes will bear interest at a rate per annum equal to the sum of (i) the New Notes Treasury Yield, plus (ii) the New Notes Fixed Spread, plus (iii) additional basis points in respect of the Accrued Interest.

Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.  Holders who tender Old Notes on or prior to the Early Exchange Date, validly withdraw the tender and subsequently validly re-tender such notes after the Early Exchange Date but before the Expiration Date will not receive the Early Exchange Premium.

Please note Diageo Capital and Diageo are not providing guaranteed delivery procedures.  If you wish to tender, you must therefore allow sufficient time for us to complete the necessary tender procedures during the normal business hours of DTC on or prior to the Expiration Date.   Tenders not received by the Exchange Agent on or prior to the Expiration Date will be disregarded and of no effect.

Your attention is directed to the following:

1.               The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned ‘The Exchange Offer— Conditions of the Exchange Offer’.

2.               The minimum permitted tender is $1,000 principal amount of Old Notes, and all tenders must be in integral multiples of $1,000 principal amount.

3.               Any transfer taxes incident to the transfer of Old Notes from the holder to Diageo Capital and Diageo will be paid by Diageo Capital and Diageo, except as otherwise provided in the Prospectus.

4.               The Early Exchange Date is 5:00 p.m., New York City time, on 27 April 2010, unless extended by Diageo Capital and Diageo.

5.               The Exchange Offer expires at 5:00 p.m., New York City time, on 12 May 2010, unless extended by Diageo Capital and Diageo.

The Exchange Offer is subject to certain conditions.  See ‘The Exchange Offer—Conditions of the Exchange Offer’ in the Prospectus.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

None of the management of Diageo Capital and Diageo, their respective boards of directors, the Dealer Managers, the Exchange Agent, the Information Agent or their respective affiliates make any recommendation to you as to whether to tender any Old Notes in connection with the Exchange Offer. Diageo Capital and Diageo have not authorized any person to make any such recommendation.  You should carefully evaluate all information in the Prospectus, consult your own investment and tax advisors, and make your own decisions about whether to tender your Old Notes.

The Exchange Offer is not being made to, and the tender of Old Notes will not be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Diageo Capital plc and Diageo plc with respect to the Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The aggregate principal amount of Old Notes held by you for the account of the undersigned is (fill in amounts, as applicable):

$                     7.375% Notes due 2014 issued by Diageo Capital plc and guarantees thereof issued by Diageo plc

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER $ of the Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)).

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Prospectus that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned has full power and authority to tender, sell, exchange, assign and transfer the Old Notes, (ii) neither the undersigned nor any such other person is an ‘affiliate’ of Diageo or Diageo Capital, where ‘affiliate’ means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, and (iii) when Diageo and Diageo Capital accept the tendered Old Notes for exchange, they will acquire good and marketable title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims or rights.  If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Dated:                                      2010

Signature(s):

Print name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.